SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2013

LAYNE CHRISTENSEN COMPANY

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

(Address of Principal Executive Offices)
____________________

(913) 362-0510

(Registrant's telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Announcement of New Chief Financial Officer

As previously announced on December 6, 2012, in connection with Layne Christensen Company's ("Layne" or the "Company") relocation of its corporate headquarters to The Woodlands, Texas, Jerry Fanska, the Company's Senior Vice President Finance and Chief Financial Officer provided notice of his intention to terminate his employment with the Company.  On May 2, 2013, the Board of Directors of the Company elected James R. Easter, 56, as Senior Vice President, Chief Financial Officer of Layne effective as of May 6, 2013.  Mr. Fanska will remain an employee of the Company at his current base salary during a transition period to be determined by the Company.

Prior to joining Layne, Mr. Easter was engaged in personal investing from December  2012 through May 2013.  Prior to that, Mr. Easter was a co-founder and Chief Financial Officer of SEH Offshore Ventures, LLC, the focus of which was to acquire and operate an international fleet of standard class jack-up drilling units, from May 2011 to December  2012.  From May 2010 to May 2011, Mr. Easter worked for Seahawk Drilling, a Gulf of Mexico shallow-water contract oil and gas drilling company, initially as Senior Vice President and Chief Financial Officer and then as President and Chief Executive Officer.  From October 2008 to May 2010, Mr. Easter was engaged in personal investing. From May 2002 to September 2008, Mr. Easter was employed by McDermott International, Inc. (“McDermott”), a Fortune 500 company focused on designing and executing complex offshore oil and gas projects worldwide, fossil fuel power plant construction and services primarily in the United States and specialty nuclear manufacturing and services for the Department of Energy and the United States Navy. Mr. Easter initially served as Vice President of Finance and Treasurer, and then as Vice President of Corporate Development and Strategic Planning for McDermott.  From 1980 through 2002, Mr. Easter held a number of positions in the energy, industrial and financial services sectors.  He received his B.A. from the University of Texas, Austin and an M.B.A. from the Thunderbird School of Global Management.

There are no transactions between Mr. Easter and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Easter's compensation will consist of the following:

Base Salary.  Mr. Easter's initial annual base salary will be $350,000 (pro rated), to be paid in accordance with the Company's normal payroll procedures.

Executive Incentive Compensation Plan.  Mr. Easter will be eligible to participate in the Company's existing Executive Incentive Compensation Plan for the fiscal year ending January 31, 2014.  Under the terms of the plan, Mr. Easter will be eligible to receive a cash bonus equal to 60% of his annual base salary (pro rated) if the performance target previously established by the Compensation Committee for Mr. Fanska, the Company's current Chief Financial Officer, is achieved.  Mr. Easter will receive no bonus if less than 80% of the performance target is achieved, and is eligible to receive up to a maximum of 120% of his annual base salary (pro rated) if 120% or more of the performance target is achieved.  Under the terms of the Executive Incentive Compensation Plan, the Board of Directors may, in its sole discretion, increase or decrease the amount of any incentive compensation award for a fiscal year by an amount not greater than one half of the incentive compensation award.

Long Term Incentive Grant.  For the fiscal year ending January 31, 2014, Mr. Easter received under the Company's Long-Term Incentive Plan a grant of restricted stock units and stock options on May 6, 2013 consisting of the following:

●	1,716 restricted stock units, which will vest on the fifth anniversary of the date of grant, and

●
stock options relating to the purchase of 14,952 shares of common stock with a per share exercise price of $20.40 (the closing price of the Company's common stock on May 6, 2013, the date of grant), one-third of which will vest on each of the next three anniversaries of the date of grant.

Upon a change of control of the Company or if Mr. Easter's employment is terminated due to death or disability, Mr. Easter's unvested restricted stock units will become immediately vested.  Mr. Easter will be required to hold any shares of common stock issued to him pursuant to the above grant of restricted stock units until he is no longer employed by the Company.

Upon a change of control of the Company or if Mr. Easter's employment is terminated due to death, disability or retirement, Mr. Easter's unvested stock options will become immediately exercisable.  Retirement is defined as Mr. Easter's termination of employment after attaining the age of 60 and after having been employed by the Company for at least five years.

The options will expire on the 10th anniversary of the date of grant.  Any vested options must be exercised within 30 days after a separation of service from the Company, except as follows:

●	upon termination for cause, all unexercised options are immediately forfeited;

●	upon death or disability, the options may be exercised for up to 90 days after termination of employment; and

●	Mr. Easter may exercise the options for up to three years after the date of his retirement.

For subsequent fiscal years, Mr. Easter will be eligible to participate in the Company's Long-Term Incentive Plan on the same basis as other senior executives of the Company.

Relocation Grant.  The Company also agreed to issue to Mr. Easter additional stock options under the Company's 2006 Equity Incentive Plan relating to the purchase of shares of common stock if Mr. Easter relocates his personal residence to The Woodlands, Texas area on or before May 5, 2014.  The number of shares of common stock subject to the options will be equal to $50,000 divided by the per share fair market value of each option as determined pursuant to the Company's option pricing model on the date of such relocation, which will also be the date of grant for such options.  The options will otherwise have the same terms as the Long-Term Incentive Plan options described above.

Other. Mr. Easter is also eligible to participate in the Company's retirement plans, health plans and all other employee and executive benefit plans as sponsored by the Company.  The Company will also obtain for Mr. Easter's use, a country club membership in The Woodlands, Texas.  The Company and Mr. Easter also intend to enter into a Change of Control Severance Agreement, the terms of which have not yet been agreed to by the Company and Mr. Easter. The terms of any such agreement will be subject to approval by the Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit.      The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release dated May 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date: May 8, 2013	By:	/s/ Rene J. Robichaud
Name: Rene J. Robichaud
Title: President and CEO

Exhibit Index:

Exhibit Number	Description of Exhibit

99.1	Press Release dated May 3, 2013